Exhibit 3.1(i)

ARTICLES OF INCORPORATION

OF

KENTUCKY INVESTORS, INC.

KNOW ALL MEN BY THESE PRESENTS:

            That I, Harry Lee Waterfield, a citizen and resident of Clinton, Hickman County, Kentucky, do, under and pursuant to the laws of the Commonwealth of Kentucky, in order to form a corporation for the purposes hereinafter set out, hereby certify as follows:

ARTICLE I.

            The name of the corporation shall be:

KENTUCKY INVESTORS, INC.

ARTICLE II.

            The purposes for which the corporation is formed, the nature of the business and the objects and purposes to be transacted, promoted and carried on are:

            (a)        To engage in the ownership, management and operation of insurance companies through majority owned subsidiary companies only, but not to engage in the transaction of the business of insurance nor, in any manner, to transact the business of insurance as an insurer.

            In the conduct and operation of companies hereinabove described, the corporation is authorized to purchase, own and hold securities of insurance companies as majority owned subsidiary companies and, particularly, to purchase, own and hold the voting stock of newly organized insurance companies in accordance with applicable state and federal laws.

            (b)        As an incidental and secondary purpose, to engage in the real estate business, either directly or through subsidiary companies, and to purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease and deal in real estate of every kind and nature; to construct buildings; to develop residential and business sub-divisions for sale  or lease and to do all things incidental thereto.

ARTICLE III.

            The duration of life of the corporation shall be perpetual.

ARTICLE IV.

            The property of the stockholders shall not be subject to the debts of the corporation.

ARTICLE V.

            The address of the registered office of the corporation in the Commonwealth of Kentucky shall be:  521 Southland Drive, Lexington, Fayette County, Kentucky, and the name and address of its registered agent shall be:  Harry Lee Waterfield, 521 Southland Drive, Lexington, Kentucky.

ARTICLE VI.

            The total authorized number of shares of stock in the corporation shall be one million two hundred twenty-five thousand (1,225,000), each being of the par value of One Dollar ($1.00).  All shares shall have equal voting power of one (1) vote for each share.

ARTICLE VII.

            There is but one class of shares and there are no preferences, qualifications, limitations or restrictions granted or imposed upon such shares.

ARTICLE VIII.

            The amount of paid in capital with which the corporation shall begin business is One Thousand Dollars ($1,000.00).

ARTICLE IX.

            The name and address of the Incorporator and the number of shares subscribed and paid in are:

            Harry Lee Waterfield

            521 Southland Drive

            Lexington, Kentucky              1,000 shares

ARTICLE X.

            The number of directors of the corporation shall be not less than five (5) nor more than twenty-five (25), the exact number of which shall be determined from time to time by the stockholders.

            All powers of the corporation not otherwise fixed by law or by these Articles shall be vested in the Board of Directors which shall have authority to make and promulgate such By-Laws for the operation of the corporation as are not inconsistent with the laws of the Commonwealth of Kentucky or these Articles.

ARTICLE XI.

            The corporation shall have the right to purchase or redeem its own shares in the manner provided by law.  Any shares so acquired may be carried as Treasury shares and may be sold or cancelled and the capital stock reduced, as the Board of Directors may determine and in such manner as is consistent with the laws of the Commonwealth of Kentucky.

ARTICLE XII.

            Transfers of stock in the corporation shall be made by its officers and must be made upon the books of the corporation.

            IN TESTIMONY WHEREOF, witness the signature of the incorporator, this the twelfth day of July, 1963.

                                                                        /s/

                                                                        Harry Lee Waterfield

STATE OF KENTUCKY      )

COUNTY OF FRANKLIN   )

            I, the undersigned, a Notary Public for the State of Kentucky at Large, do hereby certify that the foregoing Articles of Incorporation were this day produced before me by Harry Lee Waterfield, the incorporator therein named, who acknowledged the execution of the same to be his own act and deed.

            Witness my hand this the twelfth day of July, 1963.

            My commission expires September 24, 1964.

                                                                        /s/

                                                                        Mildred Gardenhire

                                                                        Notary Public, State of Ky at Large

AMENDED ARTICLES OF INCORPORATION

OF

KENTUCKY INVESTORS, INC.

            We, the undersigned, being the President and Secretary, respectively, of Kentucky Investors, Inc., a corporation organized, created and existing under the laws of the Commonwealth of Kentucky, do hereby certify that at a meeting of the shareholders of the company duly called and held on May 14, 1970, at which a majority of the shareholders were present in person or by proxy, adopted by a majority vote of those present in person or by proxy the following amendment to the Articles of Incorporation of Kentucky Investors, Inc., amending Article II thereof so that, as amended, the same shall read as follows:

ARTICLE II.

            The purposes for which the corporation is formed, the nature of the business and objects and purposes to be transacted, promoted and carried on shall be to engage in any lawful act, business or activity for which corporations may be organized under the law of the Commonwealth of Kentucky.

            IN WITNESS WHEREOF, these Amended Articles of Incorporation have been executed by Harry Lee Waterfield and Robert M. Hardy as present President and Secretary, respectively, of the company.

                                                                        /s/

                                                                        Harry Lee Waterfield, President

                                                                        /s/

                                                                        Robert M. Hardy, Secretary

STATE OF KENTUCKY      )

COUNTY OF FRANKLIN   )

            On this the 14th day of May, 1970, there personally appeared before me, a Notary Public in and for the State and County aforesaid, Harry Lee Waterfield, President, and Robert M. Hardy, Secretary, of Kentucky Investors, Inc., a Kentucky corporation, each of whom acknowledged their signatures to the Amended Articles of Incorporation to be his act and deed, and the act and deed of said corporation, and certified the time and manner of adoption.

                                                                        /s/

                                                                        Gene M. Brown, Notary Public

My commission expires 4-12-73.

I hereby certify that this instrument has been drafted by:

/s/

Joseph J. Leary

Attorney at Law

Lawyers Building

206 St. Clair Street

Frankfort, Kentucky   40601

AMENDMENT TO THE ARTICLES OF

INCORPORATION OF KENTUCKY INVESTORS, INC.

            Kentucky Investors, Inc., a Kentucky corporation, by its President, Harry Lee Waterfield, and its Assistant Secretary, Gene M. Brown, does hereby certify that at a regular meeting of the stockholders duly called and held at Frankfort, Kentucky, on the 9th day of May, 1974, at 11 A.M. (CDT), at which meeting a majority of said stockholders entitled to vote at said meeting were present in person or by proxy by an affirmative vote of more than a majority of the stockholders entitled to vote thereupon, Article X of the Articles of Incorporation was amended so that as amended, Article X provides as follows:

            "The number of Directors of the corporation shall be nine. The nine members shall be divided into three classes, each consisting of three members.  The term of office of Directors of the first class shall expire at the first annual meeting of the shareholders after their election; that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election.  AT each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.  In the event of any vacancy occurring in the Board of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, and shall be for the unexpired term of his predecessor in office.

            All powers of the corporation not otherwise fixed by law or by these Articles shall be vested in the Board of Directors, which shall have authority to make and promulgate such By-Laws for the operation of the corporation as are not inconsistent with the laws of the Commonwealth of Kentucky or these Articles."

            IN WITNESS WHEREOF, Kentucky Investors, Inc. has caused its name and corporate seal to be affixed hereto by Harry Lee Waterfield, its President, and Gene M. Brown, its Assistant Secretary.

            This 16th day of May, 1974.

                                                                        Kentucky Investors, Inc.

                                                                        /s/

                                                                        BY:  Harry Lee Waterfield, President

                                                                        /s/

                                                                        BY:  Gene M. Brown, Assistant Secretary

COMMONWEALTH OF KENTUCKY       )

COUNTY OF FRANKLIN                           )

            I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on this day the foregoing Amendment to the Articles of Incorporation of Kentucky Investors, Inc. was produced before me in my County and was acknowledged by Harry Lee Waterfield and Gene M. Brown, by me personally known to be the President and Assistant Secretary, respectively, of Kentucky Investors, Inc., a Kentucky corporation, to be their act and deed as such officers and the act and deed of such corporation.

            Witness my hand and seal of office this the 16th day of May, 1974.

            My commission expires January 26, 1978.

                                                                        /s/

                                                                        Wilma Yeary, Notary Public

This document prepared by:

/s/

Joe R. Johnson

Attorney at Law

200 Capital Avenue

Frankfort, Kentucky   40601

VERIFICATION FORM

STATE OF KENTUCKY      )

COUNTY OF FRANKLIN   )

            I, Wilma Yeary, a notary public, do hereby certify that on this 6th day of May, 1974, personally appeared before me Harry Lee Waterfield, who, being by me first duly sworn, declared that he is the President of Kentucky Investors, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                                                        /s/

                                                                        Wilma Yeary, Notary Public

My commission expires the 26th day of January, l978.

AMENDMENT TO THE ARTICLES OF

INCORPORATION OF KENTUCKY INVESTORS, INC.

            Kentucky Investors, Inc., a Kentucky corporation, by its President, Harry Lee Waterfield II, and its Secretary, Jane S. Jackson, does hereby certify that at a regular meeting of the stockholders duly called and held at Frankfort, Kentucky, on the 12th day of May, 1988, at 11:00 A.M., at which meeting a majority of said stockholders entitled to vote at said meeting were present in person or by proxy by an affirmative vote of more than a majority of the stockholders entitled to vote thereupon, Article VI of the Articles of Incorporation was amended so that as amended, Article VI provides an additional paragraph as follows:

            "The shareholders of the corporation shall not have a preemptive right to acquire the corporation's unissued shares."

            IN WITNESS WHEREOF, Kentucky Investors, Inc. has caused its name and corporate seal to be affixed hereto by Harry Lee Waterfield II, its President, and Jane S. Jackson, its Secretary.

            This 23rd day of February, 1989.

                                                                        KENTUCKY INVESTORS, INC.

                                                                        /s/

                                                                        BY:  Harry Lee Waterfield, II, President

                                                                        /s/

                                                                        BY:  Jane S. Jackson, Secretary

COMMONWEALTH OF KENTUCKY       )

COUNTY OF FRANKLIN                           )

            I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on this day the foregoing Amendment to the Articles of Incorporation of Kentucky Investors, Inc. was produced before me in my County and was acknowledged by Harry Lee Waterfield II and Jane S. Jackson, by me personally known to be the President and Secretary, respectively, of Kentucky Investors, Inc., a Kentucky corporation, to be their act and deed as such officers and the act and deed of such corporation.

            Witness my hand and seal of office this the 23rd day of February, 1989.

            My Commission expires 1-23-90.

                                                                        /s/

                                                                        Dianne A. Rogers, Notary Public

This document prepared by:

/s/

Robert M. Hardy, Jr.

Attorney at Law

200 Capital Avenue

Frankfort, Kentucky  40601

VERIFICATION FORM

STATE OF KENTUCKY      )

COUNTY OF FRANKLIN   )

            I, Dianne A. Rogers, a Notary Public, do hereby certify that on this 23rd day of February, 1989, personally appeared before me Harry Lee Waterfield II, who, being by me first duly sworn, declared that he is the President of Kentucky Investors, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                                                        /s/

                                                                        Dianne A. Rogers, Notary Public

My Commission Expires 1-23-90.

AMENDMENT TO THE ARTICLES OF

INCORPORATION OF KENTUCKY INVESTORS, INC.

            Kentucky Investors, Inc., a Kentucky corporation, by its President, Harry Lee Waterfield II, and its Secretary, Wilma Yeary, does hereby certify that at a regular meeting of the stockholders duly called and held at Frankfort, Kentucky, on the 11th day of May, 1989, at 11:00 A.M., at which meeting a majority of said stockholders entitled to vote at said meeting were present in person or by proxy, by an affirmative vote or more than a majority of the stockholders entitled to vote thereupon, Article VII was added to the Articles of Incorporation to read as follows:

            "A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his duties as a director, except for liability (i) for any transaction in which the interest of the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be in violation of law; (iii) for any vote for or assent to an unlawful distribution to stockholders as prohibited under KRS 271B.8-330; or (iv) for any transaction from which the director derived an improper personal transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any limitation on the liability of a director of the Company for matters arising prior to the time of such repeal or modification."

            IN WITNESS WHEREOF, Kentucky Investors, Inc. has caused its name and corporate seal to be affixed hereto by Harry Lee Waterfield II, its President, and Wilma Yeary, its Secretary.

            This 30th day of May, 1989.

                                                                        KENTUCKY INVESTORS, INC.

                                                                        /s/

                                                                        BY:  Harry Lee Waterfield II, President

                                                                        /s/

                                                                        BY:  Wilma Yeary, Secretary

VERIFICATION FORM

STATE OF KENTUCKY      )

COUNTY OF FRANKLIN   )

            I, Jane S. Jackson, a Notary Public, do hereby certify that on the 30th day of May, 1989, personally appeared before me Harry Lee Waterfield II, who, being by me first duly sworn, declared that he is the President of Kentucky Investors, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                                                        /s/

                                                                        Jane S. Jackson, Notary Public

My Commission Expires 11-11-92.

COMMONWEALTH OF KENTUCKY       )

COUNTY OF FRANKLIN                           )

            I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on this day the foregoing Amendment to the Articles of Incorporation of Kentucky Investors, Inc. was produced before me in my county and was acknowledged by Harry Lee Waterfield II and Wilma Yeary, by me personally known to be the President and Secretary, respectively, of Kentucky Investors, Inc., a Kentucky corporation, to be their act and deed as such officers and the act and deed of such corporation.

            Witness my hand and seal of office this the 30th day of May, l989.

            My Commission expires 11-11-92.

                                                                        /s/

                                                                        Jane S. Jackson, Notary Public

This document prepared by

/s/

Robert M. Hardy, Jr.

Attorney at Law

200 Capital Avenue

Frankfort, Kentucky  40601

AMENDMENT TO THE ARTICLES OF

INCORPORATION OF KENTUCKY INVESTORS, INC.

Kentucky Investors, Inc., a Kentucky corporation (the "Company") by its President, Harry Lee Waterfield II, and its Secretary, Wilma Yeary, does hereby certify that the Company has one class of common capital stock, that on the record date there were 1,160,000 shares outstanding of which 779,895 were entitled to one vote each and that at a regular meeting of the stockholders duly called and held at Frankfort, Kentucky, on the 11th day of May, 1995, at 11:00 A.M., at which meeting 608,072 votes were indisputably represented in person or by proxy, by an affirmative vote of more than a majority of the stockholders entitled to vote thereupon (as more fully set forth below), the Company's Articles of Incorporation were amended to read as follows:

1.         Article VI of the Company's Articles of Incorporation was amended to read:

            "The total authorized number of shares of stock in the corporation shall be four million (4,000,000) each being of the par value of One Dollar ($1.00).  All shares shall have equal voting power of one (1) vote for each share."

The total number of votes cast for this amendment was 603,432, which was sufficient for approval.

2.         Article X of the Company's Articles of Incorporation was amended to read:

            "The number of Directors of the corporation shall be nine.  The nine members shall be divided into three classes, each consisting of three members. The term of office of Directors of the first class shall expire at the first annual meeting of the shareholders after their election; that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election.  At each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.  In the event of any vacancy occurring on the Board of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, and shall be for the unexpired term of his predecessor in office.

            At a meeting of shareholders called expressly for that purpose, Directors shall be removed, but only upon a showing of cause, by a vote of the majority of the shareholders then entitled to vote at the election of Directors, provided that if less than the entire Board of Directors is removed, no Director may be removed if the votes case against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

            All powers of the corporation not otherwise fixed by law or by these Articles shall be vested in the Board of Directors, which shall have authority to make and promulgate such By-laws for the operation of the corporation as are not inconsistent with the laws of the Commonwealth of Kentucky or these Articles."

The total number of votes case for this amendment was 603,242, which was sufficient for approval.

3.         Article XIII was added to the Company's Articles of Incorporation to read:

            "Anything contained in these Articles of Incorporation or the By-laws to the contrary notwithstanding and notwithstanding that a lesser percentage may be specified or permitted by law, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal any provision of Article X."

The total number of votes cast for approval of this amendment was 603,397, which was sufficient for approval.

4.         Article XIV was added to the Company's Articles of Incorporation to read:

            "The corporation elects to be included under and subject to the provisions of Kentucky Revised Statutes Section 271B.12-200 through Section 271B.12-230 as they may be amended from time to time by the General Assembly of the Commonwealth of Kentucky, generally, without qualification or limitation."

The total number of votes case for approval of this amendment was 606,232, which was sufficient for approval.

            IN WITNESS WHEREOF, Kentucky Investors, Inc. has caused its name and corporate seal to be affixed hereto by Harry Lee Waterfield II, its President, and Wilma Yeary, its Secretary.

            This 17th day of May, 1995.

                                                                        KENTUCKY INVESTORS, INC.

                                                                        /s/

                                                                        By:  Harry Lee Waterfield, II, President

                                                                        /s/

                                                                        By:  Wilma Yeary, Secretary

VERIFICATION FORM

STATE OF KENTUCKY      )

                                               ) SS

COUNTY OF FRANKLIN   )

            I, Jane S. Jackson, a Notary Public, do hereby certify that on the 17th day of May, 1995, personally appeared before me Harry Lee Waterfield II, who, being by me first duly sworn, declared that he is the President of Kentucky Investors, Inc., that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

                                                                        /s/

                                                                        Jane S. Jackson, Notary Public

My Commission Expires 11-11-96.

COMMONWEALTH OF KENTUCKY       )

                                                                       )

COUNTY OF FRANKLIN                           )

            I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on this day the foregoing Amendment to the Articles of Incorporation of Kentucky Investors, Inc. was produced before me in my County and was acknowledged by Harry Lee Waterfield II and Wilma Yeary, by me personally known to be the President and Secretary, respectively, of Kentucky Investors, Inc., a Kentucky corporation, to be their act and deed as such officers and the act and deed of such corporation.

            Witness my hand and seal of office this the 17th day of May, 1995.

            My Commission Expires 11-11-96.

                                                                        /s/

                                                                        Janes S. Jackson, Notary Public

This document prepared by

/s/

Robert M. Hardy, Jr.

Attorney at Law

200 Capital Avenue

Frankfort, Kentucky  40601

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

KENTUCKY INVESTORS, INC.

1.         The name of the Corporation is Kentucky Investors, Inc.

2.         The text of the Amendment to the Articles of Incorporation is as follows:

            The name of the Company shall be changed to Investors Heritage Capital Corporation.

3.         The Amendment to the Articles of Incorporation does not provide for an exchange, reclassification or cancellation of any issued shares.

4.         The Amendment was adopted on May 14, 2009.

5.         The Amendment was adopted by the Board of Directors on August 14, 2008.

6.         The Amendment was approved by the Shareholders of the Corporation at the annual meeting of Shareholders held on May 14, 2009.

(a.)       On the record date, March 20, 2009, there were 1,390,518.356 shares of the Company's common stock issued and outstanding, of which 1,120,686.256 shares are entitled to one vote on the amendment and 931,506.438 shares were represented at the meeting; and

(b.)       The total number of votes cast for the amendment was 929,894.408 and the total number of votes cast against the amendment was 1,612.030.  Therefore, the number of votes cast for the amendment by each shareholder entitled to vote at the meeting was sufficient for approval.

7.         The effective date of the name change shall be June 1, 2009.

KENTUCKY INVESTORS, INC.

By: /s/ Harry Lee Waterfield II

            Harry Lee Waterfield II

            President

By: /s/ Jane S. Jackson

            Jane S. Jackson

            Secretary